Item 77Q
Amendments to Bylaws


FEDERATED ADJUSTABLE RATE U.S. GOVERNMENT FUND, INC.

(formerly:  Fortress Adjustable Rate U.S. Government Fund, Inc.)

Amendment #2
to the By-Laws

(effective February 23, 1998)


Delete Sections 1, 2, 3, 4 & 5 from Article IV, OFFICERS, and replace with the following:

Section 1.  GENERAL PROVISIONS.  The Officers of the
Corporation shall be a President, one or more Vice
Presidents, a Treasurer, and a Secretary.  The Board of
Directors, in its discretion, may elect or appoint a Chairman of the Board of Directors and other Officers or agents, including one or more Assistant Vice
Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. A Vice President, the
Secretary or the Treasurer may appoint an Assistant
Vice President, an Assistant Secretary or an Assistant
Treasurer, respectively, to serve until the next election of Officers. Two or more offices may be held by a single person except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Director or any Officer to be a holder of shares in any Series or Class of the Corporation.

Section 2.  ELECTION, TERM OF OFFICE AND
QUALIFICATIONS. The Officers shall be elected annually by the Board of Directors at its Annual Meeting. Each
Officer shall hold office for one year and until the election and qualification of his successor, or until earlier resignation or removal. The Chairman of the Board of Directors, if there is one, shall be elected annually by and from the Directors, and serve until a successor is so elected and qualified, or until earlier resignation or removal.

Section 3. REMOVAL. Any Officer elected by the Board of Directors or whose appointment has been ratified by the Board of Directors may be removed with or without cause at any time by a majority vote of all of the Directors. Any other employee of the Corporation may be removed or dismissed at any time by the President.

Section 4. RESIGNATIONS. Any Officer may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of receipt. Unless otherwise specified , the acceptance of such resignation shall not be necessary to make it effective. Section 5. VACANCIES.
Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled for the unexpired portion of the term by the President. A vacancy in the office of Assistant Vice President may be filled by a Vice President; in the office of by the Secretary; or in the office of Assistant Treasurer by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board of Directors at its next Regular Meeting.





Federated Adjustable Rate U.S. Government Fund, Inc.

Amendment #3
to the By-Laws

(effective February 27, 1998)


Delete Section 7 Proxies of Article I, Meetings of Shareholders, and replace with the following:

Section 7. PROXIES. Any Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting named therein shall be accepted unless otherwise provided in the proxy. Every proxy shall be in writing and signed by the Shareholder or his duly authorized agent or be in such other form as may be permitted by the Maryland
General Corporation Law, including electronic transmissions from the shareholder or his authorized agent. Authorization may be given orally, in writing, by telephone, or by other means of communication. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. Where Shares are held of record by more than one person, any co-owner or co-fiduciary may appoint a proxy holder, unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. All proxies shall be filed with and verified by the Secretary or an Assistant Secretary of the Corporation, or the person acting as Secretary of the Meeting. Unless otherwise specifically limited by their term, all proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

Federated Adjustable Rate U.S. Government Fund, Inc.

Amendment #4
to the By-Laws

(effective May 12, 1998)

Strike Section 3 - Place of Meetings from Article I - Meeting of
Shareholder and replace it with the following:
Section 3.  PLACE OF MEETINGS.  All meetings of the
Shareholders of the Corporation or a particular Series or Class, shall be held at such place within or without the State of Maryland as may be fixed by the Board of Directors.


FORTRESS ADJUSTABLE RATE U.S. GOVERNMENT FUND, INC.

Amendment No. 1

BY-LAWS


     THESE By-Laws are amended as follows:


     Delete Sections 1 and 2 of Article VIII and substitute in its place the following:

            Section 1.   SEAL. The Seal of the Corporation shall
consist of a flatfaced die with the word "Maryland", together with the name of the Fund and the year of its organization cut or engraved thereon but, unless otherwise required by the Directors, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Corporation.

            Section 2.   FISCAL YEAR.  The fiscal year of the
Corporation shall be designated from time to time by the Directors.



Exhibit (2)

FORTRESS ADJUSTABLE RATE U.S. GOVERNMENT FUND, INC.

BY-LAWS

ARTICLE I

MEETING OF SHAREHOLDERS

     Section 1. ANNUAL MEETINGS. The Annual Meetings of Shareholders of the Corporation shall be held on the 4th Tuesday in October in each year unless such day is a legal holiday in which case the meeting shall be held at the same time on the next succeeding business day which is not a legal holiday. The business to be transacted at the Annual Meeting shall include the election of Directors, consideration and action upon the reports of Officers and Directors, and any other business within the power of the Corporation.

     Section 2. SPECIAL MEETINGS. Special Meetings of Shareholders may be called by the Chairman, or by the Board of Directors; and shall be called by the Chairman, Secretary or any Director at the request in writing of the holders of not less than 25% of the outstanding voting shares of the capital stock of the Corporation (hereinafter, the outstanding voting shares of the capital stock of the Corporation are referred to as "Shares"). Any such request shall state the purposes of the proposed meeting.

     Section 3. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the office of the Corporation in Pittsburgh, Pennsylvania, or at such other place within or without the State of Maryland as may be fixed by the party or parties making the call as stated in the notice thereof.

     Section 4. NOTICE. Not less than ten or more than ninety days before the date of every Annual or Special Meeting of Shareholders the Secretary or an Assistant Secretary shall give to each Shareholder of record notice of such meeting by mail, telegraph, cable or radio. Such notice shall be deemed to have been given when deposited in the mail or with a telegraph or cable office or radio station for transmission to the Shareholder at his address appearing on the books of the Corporation. It shall not be necessary to set forth the business proposed to be transacted in the notice of any Annual Meeting except that any proposal to amend the Charter of the Corporation shall be set forth in such notice. Notice of a Special Meeting shall state the purpose or purposes for which it is called.

     Section 5. QUORUM. At all meetings of the Shareholders the presence in person or by proxy of Shareholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any meeting a majority of those Shareholders present in person or by proxy may adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, shall be present, whereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called.

	Section 6.  VOTING.  At all meetings of Shareholders each
Shareholder of the Corporation shall be entitled to one vote or fraction thereof for each Share standing in his name on the books of the Corporation on the date for the determination of Shareholders entitled to vote at such meeting.

     Section 7. PROXIES. Any Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting named therein shall be accepted. Every proxy shall be in writing subscribed by the Shareholder or his duly authorized attorney and dated, but need not be sealed, witnessed or acknowledged. All proxies shall be filed with and verified by the Secretary, or an Assistant Secretary of the Corporation or if the meeting shall so decide, by the Secretary of the Meeting.

     Section 8. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Corporation.


ARTICLE II

BOARD OF DIRECTORS

     Section 1. POWERS. The Board of Directors shall have control and management of the affairs, business and properties of the Corporation. They shall have and exercise in the name of the Corporation and on behalf of the Corporation all the rights and privileges legally exercisable by the Corporation except as otherwise provided by law, the Charter, or these By-Laws.

     Section 2. NUMBER, QUALIFICATIONS, MANNER OF ELECTION AND TERM OF OFFICE. The number of Directors of the Corporation shall be as fixed from time to time by a majority of the entire Board of Directors but shall be no less than three nor more than twenty. Directors need not be Shareholders. The Board of Directors may from time to time by a majority of the entire Board increase or decrease the number of Directors to such number as they deem expedient not to be less than three nor more than twenty, however, and fill the vacancies so created. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board pursuant to the foregoing authorization. Until the first Annual Meeting of Shareholders or until successors are duly elected and qualify, the Board of Directors shall consist of the persons named as such in the Charter. The Members of the Board of Directors shall be elected by the Shareholders at the Annual Meeting of Shareholders. Each Director shall hold office until the Annual Meeting next held after his election and until the election and qualification of his successor.

     Section 3. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

Section 4. ANNUAL MEETINGS. The Board of Directors shall meet for the election of Officers and any other business as promptly as may conveniently be done after the adjournment of the Annual
Meeting of Shareholders.

     Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board may from time to time designate.

     Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at such times and at such places as may be designated at the call of such meeting. Special meetings shall be called by the Secretary or Assistant Secretary at the request of the Chairman or any Director.

     Section 7. NOTICE. The Secretary or Assistant Secretary shall give, at least two days before the meeting, notice of each meeting of the Board of Directors, whether Annual, Regular or Special, to each member of the Board by mail, telegram or telephone to his last known address. It should not be necessary to state the purpose or business to be transacted in the notice of any Annual or Regular meeting. The notice of a Special Meeting shall state the purpose or purposes for which it is called. Personal attendance at any meeting by a Director other than to protest the validity of said meeting shall constitute a waiver of the foregoing requirement of notice.

     Section 8. CONDUCT OF MEETINGS AND BUSINESS. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with applicable law, the Charter of the Corporation or these By-Laws.

     Section 9. QUORUM. A majority of the total membership of the Board of Directors shall constitute a quorum at any meeting of the Board of Directors. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Charter of the Corporation, or these By-Laws. In the absence of a quorum at any meeting a majority of Directors present may adjourn the meeting from day to day or for such longer periods as they may designate without notice other than by announcement at the meeting.

     Section 10. RESIGNATIONS. Any Director of the Corporation may resign at any time by mailing or delivering, or transmitting by radio, telegraph or cable, written notice to the Chairman of the Board of Directors or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11. REMOVAL. At any meeting of Shareholders duly called for the purpose, any Director may by the vote of a majority of all of the Shares entitled to vote be removed from office. At the same meeting, the vacancy in the Board of Directors may be filled by the election of a Director to serve for the remainder of the term and until the election and qualification of his successor.

Section 12. VACANCIES. Except as otherwise provided by law, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum and any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors; provided, however, that upon the death, resignation or removal during any consecutive period of twelve months of more than one-half of the Directors holding office at the beginning of such period, a Shareholders' Meeting shall be called forthwith for the purpose of electing an entire new Board, including the vacancies filled pursuant to this Section of the By-Laws. A Director elected by the Board to fill a vacancy shall be elected to hold office until the next Annual Meeting of Shareholders or until his successor is duly elected and qualifies. Notwithstanding the foregoing, the Shareholders may, at any time during the term of such Director elected to fill a vacancy, elect some other person to fill said vacancy and thereupon the election by the Board shall be superseded and such election by the Shareholders shall be deemed a filling of the vacancy and not a removal and may be made at any meeting called for such purpose.

     Section 13. COMPENSATION OF DIRECTORS. The Directors may receive a stated salary for their services as Directors, and by Resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each Meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, as an Officer, Agent or otherwise, and receiving compensation therefor.

     Section 14. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any Annual, Regular or Special Meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

     Section 15. POWER TO DECLARE DIVIDENDS. The Board of Directors is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of Shareholders redeeming their entire ownership of shares.



ARTICLE III

EXECUTIVE AND OTHER COMMITTEES

     Section 1. APPOINTMENT AND TERM OF OFFICE OF EXECUTIVE COMMITTEE. The Board of Directors, by resolution passed by a vote of at least a majority of the entire Board, may appoint an Executive Committee, which shall consist of two (2) or more Directors.

     Section 2. VACANCIES IN EXECUTIVE COMMITTEE. Vacancies occurring in the Executive Committee from any cause shall be filled by the Board of Directors at any Meeting thereof by a vote of the majority of the entire Board.

     Section 3. EXECUTIVE COMMITTEE TO REPORT TO BOARD. All action by the Executive Committee shall be reported to the Board of Directors at its Meeting next succeeding such action.

     Section 4. PROCEDURE OF EXECUTIVE COMMITTEE. The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the Committee present shall be necessary for the taking of any action.

     Section 5. POWERS OF EXECUTIVE COMMITTEE. During the intervals between the Meetings of the Board of Directors the Executive Committee, except as limited by the By-Laws of the Corporation or by specific directions of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the Corporation in such manner as the Executive Committee shall deem for the best interests of the Corporation, and shall have power to authorize the Seal of the Corporation to be affixed to all instruments and documents requiring same. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect Directors, increase or decrease the number of Directors, elect or remove any Officer, declare dividends, issue shares or recommend to Shareholders any action requiring Shareholder approval.

     Section 6. OTHER COMMITTEES. From time to time the Board of Directors may appoint any other Committee or Committees for any purpose or purposes to the extent lawful, which shall have such powers as shall be specified in the resolution of appointment.

     Section 7.  COMPENSATION.  The members of any duly appointed
Committee shall receive such compensation and/or fees as from time to time may be fixed by the Board of Directors.

     Section 8. INFORMAL ACTION BY EXECUTIVE COMMITTEE OR OTHER COMMITTEES. Any action required or permitted to be taken at any meeting of the Executive Committee or any other duly appointed Committee may be taken without a meeting if written consent to such action is signed by all Members of such Committee and such written consent is filed with the minutes of the proceedings of such Committee.

Section 9. ADVISORY BOARD. The Directors may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Directors or Officers and need not be Shareholders. Members of this Board shall hold office for such period as the Directors may by resolution provide. Any Member of such Board may resign therefrom by written instrument signed by him which shall take effect upon delivery to the Directors. The Advisory Board shall have no legal powers and shall not perform functions of Directors in any manner, said Board being intended to act merely in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Board of Directors may by resolution provide. The compensation of the Members of the Advisory Board, if any, shall be determined by the Board of Directors.


ARTICLE IV

OFFICERS

     Section 1. GENERAL PROVISIONS. The Officers of the Corporation shall be Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors shall elect or appoint such other Officers or agents as the business of the Corporation may require including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The same person may hold any two offices except those of President and Vice President.

     Section 2.  ELECTION, TERM OF OFFICE AND QUALIFICATIONS.
The Officers shall be elected annually by the Board of Directors at its Annual Meeting following the Annual Meeting of Shareholders. Each Officer shall hold office until the Annual Meeting in the next year and until the election and qualification of his successor. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any Regular or Special Meeting of the Board. The Board of Directors may elect or appoint additional Officers or agents at any Regular or Special Meeting of the Board.

     Section 3. REMOVAL. Any Officer elected by the Board of Directors may be removed with or without cause at any time upon a vote of the majority of the entire Board of Directors. Any other employee of the Corporation may be removed or dismissed at any time by the Chairman.

     Section 4. RESIGNATIONS. Any Officer may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the date of receipt of each notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any Office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such Office.

	Section 6. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation. He shall, unless other provisions are made therefor by the Board or Executive Committee, employ and define the duties of all employees of the Corporation, shall have the power to discharge any such employees, shall exercise general supervision over the affairs of the Corporation and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall preside at the meetings of Shareholders and the Board of Directors. In the absence of the Chairman of the Board of Directors, the President or an officer or Director appointed by the Chairman, shall preside at all meetings of Shareholders.

     Section 7. PRESIDENT. The President, in the absence of the Chairman of the Board of Directors, shall perform all duties and may exercise any of the powers of the Chairman of the Board of Directors subject to the control of the Board. He shall counsel and advise the Chairman of the Board on matters of major importance and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 8. VICE PRESIDENT. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Board. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, or the Chairman.

     Section 9. SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the Minutes of the Meetings of the Shareholders, and of the Board of Directors; shall see that all Notices are duly given in accordance with the provisions of these By-Laws and as required by Law; shall be custodian of the records and of the Seal of the Corporation and see that the Seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each Shareholder, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, or the Chairman.

     Section 10. TREASURER. The Treasurer shall have supervision of the custody of the funds and securities of the Corporation, subject to the Charter of the Corporation and applicable law. He shall submit to the Annual Meeting of Shareholders a statement of the financial condition of the Corporation and whenever required by the Board of Directors shall make and render a statement of the accounts of the Corporation and such other statements as may be required. He shall cause to be kept in books of the Corporation a full and accurate account of all monies received and paid out for the account of the Corporation. He shall perform such other duties as may be from time to time assigned to him by the Board of Directors, the Executive Committee, or the Chairman.

Section 11. ASSISTANT VICE PRESIDENT. The Assistant Vice President or Vice Presidents of the Corporation shall have such authority and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, or the Chairman of the Corporation.

     Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Board of Directors or the Executive Committee or by the Chairman.

     Section 13. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

SHARES AND THEIR TRANSFER

     Section 1. CERTIFICATES. All share certificates shall be signed by the Chairman or any Vice President and by the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary and sealed with the seal of the Corporation. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of Seal. Certificates for shares for which the Corporation has appointed an independent Transfer Agent and Registrar shall not be valid unless countersigned by such Transfer Agent and registered by such Registrar. In case any Officer who has signed any certificate ceases to be an Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issuance. Share certificates shall be in such form not inconsistent with law or the Charter or these By-Laws as may be determined by the Board of Directors.

     Section 2.  TRANSFER OF SHARES.  Shares shall be
transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of the certificate representing the shares to be transferred properly endorsed.

     Section 3. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of or to vote at any Meeting of Shareholders or Shareholders to receive payment of any dividend. Such date shall in any case not be more than 60 days and in case of a Meeting of Shareholders not less than l0 days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. In lieu of fixing a record date the Board of Directors may provide that the share transfer books of the Corporation shall be closed for a stated period not to exceed in any case 20 days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a Meeting of Shareholders such books shall be closed for at least l0 days immediately preceding such meeting.

	Section 4. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case any Share certificate is lost, mutilated or destroyed the Board of Directors may issue a new certificate in place thereof upon indemnity to the Corporation against loss and upon such other terms and conditions as the Board may deem advisable.

     Section 5. TRANSFER AGENT AND REGISTRAR: REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of Share certificates and may appoint a Transfer Agent and/or Registrar of Share certificates, and may require all such Share certificates to bear the signature of such Transfer Agent and/or of such Registrar.

ARTICLE VI

AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.

     Section 1. AGREEMENTS, ETC. The Board of Directors or the Executive Committee may authorize any Officer or Officers, or Agent or Agents of the Corporation to enter into any Agreement or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the Executive Committee or by these By-Laws, no Officer, Agent or Employee shall have any power or authority to bind the Corporation by any Agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     Section 2. CHECKS, DRAFTS, ETC. All checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such Officer or Officers, Employee or Employees, or Agent or Agents as shall be from time to time designated by the Board of Directors or the Executive Committee, or as may be specified in or pursuant to the agreement between the Corporation and the Bank or Trust Company appointed as custodian, pursuant to the provisions of the Charter of the Corporation.

     Section 3. ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such Officer or Officers, Employee or Employees, or Agent or Agents as may be authorized by the Board of Directors or the Executive Committee.

     Section 4. EVIDENCE OF AUTHORITY. Anyone dealing with the Corporation shall be fully justified in relying on a copy of a resolution of the Board of Directors or of any Committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary under the seal of the Corporation.

     Section 5. DESIGNATION OF A CUSTODIAN. The Corporation shall place and at all times maintain in the custody of a Custodian all funds, securities and similar investments owned by the Corporation, with the exception of securities loaned under a properly authorized Securities Loan Agreement. The Custodian shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

	Section 6. ACTION UPON TERMINATION OF A CUSTODIAN AGREEMENT. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the Shareholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding Shares, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

     Section 7. WHEN TO DETERMINE NET ASSET VALUE. The net asset value per Share of the outstanding Shares shall be determined at such times as the Board of Directors shall prescribe, provided that such net asset value shall be determined at least weekly.




ARTICLE VII

BOOKS AND RECORDS

     Section 1.  LOCATION.  The books and records of the
Corporation, including the Stock ledger or ledgers, may be kept in or outside the State of Maryland at such office or agency of the Corporation as may be from time to time determined by the Board of Directors.


ARTICLE VIII

MISCELLANEOUS

     Section 1. SEAL. The Seal of the Corporation shall be a disk inscribed with the words "Fortress Adjustable Rate U.S.
Government Fund, Inc., 1986 - Incorporated Maryland ".

     Section 2. FISCAL YEAR. The Fiscal Year of the Corporation shall end on the last day of May in each year.

     Section 3. WAIVER OF NOTICE. Whenever under the provisions of these By-Laws or of any law, the Shareholders or Directors or Members of the Executive Committee or other Committee are authorized to hold any meeting after notice or after the lapse of any prescribed period of time, such meeting may be held without notice or without such lapse of time by the written waiver of notice signed by every person entitled to notice, or if every person entitled to notice shall be present at such meeting.


ARTICLE IX

AMENDMENTS

     Section 1. The Board of Directors shall have the power, at any Regular or Special Meeting, if notice thereof be included in the notice of such Special Meeting, to alter, amend or repeal any By-Laws of the Corporation and to make new By-Laws.

     Section 2. The Shareholders shall have the power, at any Annual Meeting or at any Special Meeting if notice thereof be included in the notice of such Special Meeting, to alter, amend or repeal any By-Laws of the Corporation or to make new By-Laws.


Current as of:  10/28/94